Exhibit 10.15

2017 REPLACEMENT TERM LOAN AMENDMENT
(THIRD AMENDMENT TO CREDIT AGREEMENT)
2017 REPLACEMENT TERM LOAN AMENDMENT (THIRD AMENDMENT TO CREDIT AGREEMENT) (this “Amendment”), dated as of March 31, 2017 (the “Effective Date”), to the Term Loan Credit Agreement, dated as of June 30, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”; such Credit Agreement, after the occurrence of the 2017 Replacement Term Loan Facility Effective Date (as defined below), the “Amended Credit Agreement”), among Horizon Global Corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the parties hereto are parties to the Credit Agreement;
WHEREAS, the Borrower requests that the Term Loans (the “Existing Term Loans”) be replaced with a new term loan facility (the “2017 Replacement Term Loan Facility”) as provided herein;
WHEREAS, the loans under the 2017 Replacement Term Loan Facility (the “2017 Replacement Term Loans”) will replace and refinance the Existing Term Loans and are collectively intended to be Replacement Term Loans, as contemplated in Section 10.02(d)(iii) of the Credit Agreement (and the Existing Term Loans are collectively intended to be Replaced Term Loans, as contemplated in Section 10.02(d)(iii) of the Credit Agreement);
WHEREAS, the 2017 Replacement Term Loans will have the terms set forth in the Credit Agreement, except as expressly provided otherwise herein;

WHEREAS, subject to the preceding recitals, each Person that executes and delivers a lender addendum signature page to this Amendment (substantially in the form attached hereto) (a “2017 Replacement Term Lender Addendum”) (collectively, the “2017 Replacement Term Lenders”) will thereby (i) agree to the terms of this Amendment and the Amended Credit Agreement and (ii) commit to provide its 2017 Replacement Term Loan on the 2017 Replacement Term Loan Facility Effective Date (as defined below) in the amount of such Person’s 2017 Replacement Term Loan Commitment (as defined below);

WHEREAS, the proceeds of the 2017 Replacement Term Loans will be used to repay in full the outstanding principal amount of the Existing Term Loans;

WHEREAS, the 2017 Replacement Term Lenders, the Administrative Agent, and the Borrower are willing to agree to this Amendment on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
SECTION 1.DEFINITIONS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.
SECTION 2.    AMENDMENTS. The Credit Agreement is hereby amended, effective immediately after the provision of the 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date, as follows:
a.    Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

ii)	The definition of “Applicable Rate” is hereby amended and restated in its entirety as follows:
“Applicable Rate” means, for any day, (a) with respect to (i) any ABR 2017 Replacement Term Loan, 3.50% per annum and (ii) any Eurocurrency 2017 Replacement Term Loan, 4.50-% per annum and (b) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Agreement establishing the Incremental Term Commitments of such Series.

iii)	The definition of “Commitment” is hereby amended and restated in its entirety as follows:
“Commitment” means a 2017 Replacement Term Loan Commitment or an Incremental Term Commitment of any Series or any combination thereof (as the context requires).

iv)	The definition of “Initial Term B Loan” is hereby deleted in its entirety.

v)	The definition of “Lenders” is hereby amended and restated in its entirety as follows:
“Lenders” means each 2017 Replacement Term Lender and any other Person that shall have become a party hereto after the 2017 Replacement Term Loan Facility Effective Date pursuant to an Assignment and Assumption or an Incremental Facility Agreement, as the case may be, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

vi)	The definition of “Term B Lender” is hereby deleted in its entirety.

vii)	The definition of “Term B Loan” is hereby deleted in its entirety.

viii)	The definition of “Term Commitment” is hereby amended and restated in its entirety as follows:

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a 2017 Replacement Term Loan hereunder on the 2017 Replacement Term Loan Facility Effective Date, expressed as an amount representing the maximum principal amount of the 2017 Replacement Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s Term Commitment on the 2017 Replacement Term Loan Facility Effective Date is set forth on Schedule 2.01 (as amended by the 2017 Replacement Term Loan Amendment) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The aggregate amount of the Lenders’ Term Commitments on the 2017 Replacement Term Loan Facility Effective Date is $155,445,945.95.

ix)	The definition of “Term Loan” is hereby amended and restated in its entirety as follows:
“Term Loan” means a 2017 Replacement Term Loan or an Incremental Term Loan of any Series.

x)	The following new definitions shall be inserted in their proper alphabetical order:
“2017 Replacement Term Loan Amendment” shall mean the 2017 Replacement Term Loan Amendment (Third Amendment to Credit Agreement), dated as of March 31, 2017, among the Borrower, the Lenders party thereto and the Administrative Agent.
“2017 Replacement Term Loan Commitment” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment.

“2017 Replacement Term Loan Facility” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment.
“2017 Replacement Term Loan Facility Effective Date” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment.
“2017 Replacement Term Loan Lender” means a Lender with a 2017 Replacement Term Loan Commitment or an outstanding 2017 Replacement Term Loan. On and after the 2017 Replacement Term Loan Facility Effective Date, each reference to a “Term B Lender” in this Agreement shall be deemed to refer to a 2017 Replacement Term Loan Lender.
“2017 Replacement Term Loans” shall have the meaning set forth in the 2017 Replacement Term Loan Amendment. On and after the 2017 Replacement Term Loan Facility Effective Date, each reference to a “Term B Loan” in this Agreement shall be deemed to refer to a 2017 Replacement Term Loan, except for such references in Section 4.01(g) and (m).

a.    Amendment to Section 2.01(a). Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) Subject to the terms and conditions set forth herein, each 2017 Replacement Term Lender agrees to make a 2017 Replacement Term Loan to the Borrower on the 2017 Replacement Term Loan Facility Effective Date in a principal amount not exceeding its 2017 Replacement Term Loan Commitment.”
b.    Amendment to Section 2.08(a). Section 2.08(a) of the Credit Agreement is hereby amended by amended and restated in its entirety as follows:
“(a) Unless previously terminated, the 2017 Replacement Term Loan Commitments shall terminate and be automatically and permanently reduced to $0 upon the earlier of (i) funding of the 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date and (ii) 5:00 p.m., New York City time, on April 19, 2017. The proceeds of the 2017 Replacement Term Loans will be applied on the 2017 Replacement Term Loan Facility Effective Date to the principal amount of the Existing Term Loans (as defined in the 2017 Replacement Term Loan Amendment) outstanding at such time in order to prepay such principal amount in full. Upon the funding of the 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date, the 2017 Replacement Term Loans shall constitute, on the terms provided in the 2017 Replacement Term Loan Amendment, Term Loans hereunder.”
c.    Amendment to Section 2.10(a). Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay the 2017 Replacement Term Loans on the last day of each March, June, September and December, beginning on the last day of the first full fiscal quarter to occur after the 2017 Replacement Term Loan Facility Effective Date, in an aggregate principal amount for each such date equal to 1.25% of the aggregate principal amount of the 2017 Replacement Term Loans outstanding on the 2017 Replacement Term Loan Facility Effective Date.”
d.    Amendment to Section 2.11(b). Section 2.11(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) All (i) optional prepayments of 2017 Replacement Term Loans pursuant to Section 2.11(a) or prepayments pursuant to Section 2.11(c) as a result of an event described in clause (c) of the definition of the term Prepayment Event, in each case effected on or prior to the date that is the six-month anniversary of the 2017 Replacement Term Loan Facility Effective Date with the proceeds of a Repricing

Transaction and (ii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the date that is the six-month anniversary of the 2017 Replacement Term Loan Facility Effective Date constituting Repricing Transactions shall, in each case, be accompanied by a fee payable to the 2017 Replacement Term Lenders in an amount equal to 1.00% of the aggregate principal amount of 2017 Replacement Term Loans so prepaid, in the case of a transaction described in clause (i) of this paragraph, or 1.00% of the aggregate principal amount of 2017 Replacement Term Loans affected by such amendment, amendment and restatement or other modification (including any such Loans assigned in connection with the replacement of a 2017 Replacement Term Lender not consenting thereto), in the case of a transaction described in clause (ii) of this paragraph.  Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Lenders in respect of the 2017 Replacement Term Loans, on the date of such prepayment.”
e.    Amendment to Schedule 2.01. Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex I attached hereto.
SECTION 3.    2017 REPLACEMENT TERM LOANS; ALLOCATIONS.
a.    Each 2017 Replacement Term Lender, by executing a 2017 Replacement Term Lender Addendum, consents to the amendments to the Credit Agreement set forth in this Amendment and is deemed for all purposes to be a party to this Amendment.
b.    Subject to the terms and conditions set forth herein, each 2017 Replacement Term Lender agrees to provide its 2017 Replacement Term Loan on the 2017 Replacement Term Loan Facility Effective Date in a principal amount equal to such 2017 Replacement Term Lender’s 2017 Replacement Term Loan Commitment (as defined below). The Borrower shall give notice to the Administrative Agent of the proposed 2017 Replacement Term Loan Facility Effective Date not later than one Business Day prior thereto, and the Administrative Agent shall notify each 2017 Replacement Term Lender thereof.
c.     Each 2017 Replacement Term Lender will provide its 2017 Replacement Term Loan on the 2017 Replacement Term Loan Facility Effective Date by making available to the Administrative Agent, in the manner contemplated by the Amended Credit Agreement or as otherwise arranged by the Administrative Agent and such 2017 Replacement Term Lenders, an amount equal to its 2017 Replacement Term Loan Commitment. The “2017 Replacement Term Loan Commitment” of any 2017 Replacement Term Lender will be such amount (not exceeding any commitment offered by such 2017 Replacement Term Lender) allocated to it by the Administrative Agent and notified to it on or prior to the 2017 Replacement Term Loan Facility Effective Date. The failure of any 2017 Replacement Term Lender to make any 2017 Replacement Term Loan required to be made by it shall not relieve any other 2017 Replacement Term Lender of its obligations hereunder; provided that the commitments of the 2017 Replacement Term Lenders are several and no such Lender will be responsible for any other such Lender’s failure to provide its 2017 Replacement Term Loan. The 2017 Replacement Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative

Agent as contemplated by Sections 2.02 and 2.07 of the Amended Credit Agreement. Upon the provision of the 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date, the 2017 Replacement Term Loans shall be ABR Loans or Eurodollar Loans, as the case may be, of the same Type and with the Interest Period(s) that were applicable to the Existing Term Loans immediately prior to the 2017 Replacement Term Loan Facility Effective Date uninterrupted thereby with the initial Interest Period(s) applicable to the 2017 Replacement Term Loans equal to the remaining length of such Existing Term Loans’ Interest Period(s).
d.    The obligation of each 2017 Replacement Term Lender to provide its 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date is subject to the satisfaction of the conditions set forth in Section 4 of this Amendment.
e.    On and after the 2017 Replacement Term Loan Facility Effective Date, each reference in the Amended Credit Agreement to “Term B Loans” shall be deemed to be a reference to the 2017 Replacement Term Loans contemplated hereby, except for such references in Section 4.01(g) and (m).
f.    The Lenders hereby agree to waive the notice requirements of Section 2.11 of the Credit Agreement (which notice is otherwise hereby deemed to be effectively given to the Administrative Agent) in connection with the prepayment of Term Loans and the prepayment or replacement of Existing Term Loans contemplated hereby.
SECTION 4.    PROVISION OF THE 2017 REPLACEMENT TERM LOANS. The provision of the 2017 Replacement Term Loans shall occur, as of the date (the “2017 Replacement Term Loan Facility Effective Date”) on which the conditions set forth below have been satisfied:
a.    At the time of and immediately after giving effect to the 2017 Replacement Term Loan Facility Effective Date and the provision of 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date, no Event of Default or Default shall have occurred and be continuing.
b.    The Administrative Agent (or its counsel) shall have received (i) from the Borrower either (x) a counterpart of this Amendment signed on behalf of the Borrower or (y) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Amendment) that the Borrower has signed a counterpart of this Amendment and (ii) from each 2017 Replacement Term Lender either (x) a 2017 Replacement Term Lender Addendum signed on behalf of such 2017 Replacement Term Lender or (y) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed 2017 Replacement Term Lender Addendum) that such 2017 Replacement Term Lender has signed a 2017 Replacement Term Lender Addendum.
c.    The Administrative Agent shall have received, on behalf of itself and the Lenders on the 2017 Replacement Term Loan Facility Effective Date, a customary written opinion of Jones Day, counsel for the Borrower (A) dated the 2017 Replacement Term Loan Facility Effective Date, (B) addressed to the Administrative Agent and the 2017 Replacement Term Lenders on the 2017 Replacement Term Loan Facility Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower hereby instructs its counsel to deliver such opinions.
d.    The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (iii) and (iv) below and in the case of the Borrower the items referred to in clause (ii) below:

i)
a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

ii)	a certificate of the secretary or assistant secretary or similar officer of the Borrower dated the 2017 Replacement Term Loan Facility Effective Date and certifying:
(A) that attached thereto is a true and complete copy of the by-laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of the Borrower as in effect on the 2017 Replacement Term Loan Facility Effective Date,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the 2017 Replacement Term Loan Facility Effective Date,
(C) that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of the Borrower has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,
(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower, and
(E) as to the absence of any pending proceeding for the dissolution or liquidation of the Borrower

iii)	a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (d)(ii) above; and

iv)
a certificate of a Responsible Officer of the Borrower certifying that as of the 2017 Replacement Term Loan Facility Effective Date (i) all the representations and warranties set forth in the Amended Credit Agreement are true and correct to the extent set forth therein on and as of the 2017 Replacement Term Loan Facility Effective Date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date and (ii) that as of the 2017 Replacement Term Loan Facility Effective Date, no Default or Event of Default has occurred and is continuing or would result from the provision of the 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date.

a.    (i) the Collateral and Guarantee Requirement continues to be satisfied, (ii) the Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties and copies of the financing statements (or similar documents) disclosed by such search and (iii) the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 of the Amended Credit Agreement or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).
b.    The Administrative Agent shall have received all fees payable thereto or to any Lender on or prior to the 2017 Replacement Term Loan Facility Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the 2017 Replacement Term Loan Facility Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Loan Parties under the Credit Agreement or under any other Loan Document.
c.    To the extent requested by the Administrative Agent not less than two (2) days prior to the 2017 Replacement Term Loan Facility Effective Date, the Administrative Agent shall have received, at least one (1) day prior to the 2017 Replacement Term Loan Facility Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.
SECTION 5.    REPRESENTATIONS AND WARRANTIES. In order to induce the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent that (a) this Amendment has been duly authorized by all necessary organizational actions and, if required, actions by equity holders of the Borrower and (b) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 6.    GENERAL.
a.     Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with the preparation, negotiation and execution of this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in accordance with Section 10.03 of the Credit Agreement.
b.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of any executed counterpart of a signature page of this Amendment by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
c.     Headings. Article and Section headings are used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
d.    Consent. Each 2017 Replacement Term Lender, by delivering a signed 2017 Replacement Term Lender Addendum and providing its 2017 Replacement Term Loan on the 2017 Replacement Term Loan Facility Effective Date, shall be deemed to have acknowledged receipt of and consented to and approved each Loan Document and each other document required to be approved by the Administrative Agent or any Lender, as applicable, on the 2017 Replacement Term Loan Facility Effective Date.
e.    Reaffirmation. The Borrower, on behalf of each of the Loan Parties, hereby:

i.
consents to this Amendment and the transactions contemplated hereby and hereby confirms its guarantees, pledges, grants of security interests, acknowledgments, obligations and consents under the Guarantee and Collateral Agreement and the other Security Documents and the other Loan Documents to which it is a party and agrees that notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby, such guarantees, pledges, grants of security interests, acknowledgments, obligations and consents shall be, and continue to be, in full force and effect except as expressly set forth herein,

ii.	ratifies the Security Documents and the other Loan Documents to which it is a party,

iii.
confirms that all of the Liens and security interests created and arising under the Security Documents to which it is a party remain in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, and having the same perfected status and priority as collateral security for the Obligations as existed prior to giving effect to this Amendment,

iv.
agrees that each of the representations and warranties made by each Loan Party in the Security Documents to which it is a party is true and correct as to it in all material respects on and as of the date hereof (unless any such representation or warranty expressly relates to a given date, in which case such representation or warranty was true and correct in all material respects as of such given date), and

v.	agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Amendment.
SECTION 7.    CONTINUING EFFECT. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the Amended Credit Agreement, the other Loan Documents, applicable law and/or equity. On and after the Effective Date, any reference to the “Credit Agreement” or the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include this Amendment pursuant to the terms set forth herein. On and after the 2017 Replacement Term Loan Facility Effective Date, any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Amended Credit Agreement.
SECTION 8.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.    SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties. The execution and delivery of a 2017 Replacement Term Lender Addendum by any Lender prior to the 2017 Replacement Term Loan Facility Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.
SECTION 10.    ENTIRE AGREEMENT. This Amendment, the Amended Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the

Administrative Agent, the Agents, and the 2017 Replacement Term Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.
SECTION 11.    LOAN DOCUMENT. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.
SECTION 12.    COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.
SECTION 13.    HEADINGS. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.
HORIZON GLOBAL CORPORATION,
as the Borrower

By:	/s/ David G. Rice Name: David G. Rice Title: Chief Financial Officer

[Signature Page to 2017 Replacement Term Loan Amendment]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Krys Szremski Name: Krys Szremski Title: Executive Director

[Signature Page to 2017 Replacement Term Loan Amendment]

2017 REPLACEMENT TERM LENDER ADDENDUM TO THE 2017 REPLACEMENT TERM LOAN AMENDMENT
IN RESPECT OF THE
CREDIT AGREEMENT DATED AS OF JUNE 30, 2015
AS AMENDED AS OF SEPTEMBER 19, 2016
AND AS FURTHER AMENDED AS OF JANUARY 11, 2017

This 2017 Replacement Term Lender Addendum (this “2017 Replacement Term Lender Addendum”) is referred to in, and is a signature page to, the 2017 Replacement Term Loan Amendment (the “Agreement”) to that certain the Term Loan Credit Agreement dated as of June 30, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among Horizon Global Corporation, the several banks and other financial institutions or entities from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined in this 2017 Replacement Term Lender Addendum have the meanings assigned to such terms in the Agreement or the Credit Agreement, as applicable.
By executing this 2017 Replacement Term Lender Addendum as a 2017 Replacement Term Lender, the undersigned institution agrees (A) to the terms of the Agreement and the Amended Credit Agreement and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended Credit Agreement, to provide 2017 Replacement Term Loans on the 2017 Replacement Term Loan Facility Effective Date in the amount of such 2017 Replacement Term Lender’s 2017 Replacement Term Loan Commitment.

Name of Institution:

Executing as a 2017 Replacement Term Lender: By: Name: Title: For any institution requiring a second signature line: By: Name: Title:

All 2017 REPLACEMENT TERM LENDER ADDENDUM counterpart signature pages are on file with the Administrative Agent.

[Signature Page to 2017 Replacement Term Loan Amendment]

Annex I

Schedule 2.01
On file with the Administrative Agent.